                                                                    EXHIBIT 21.1

                SUBSIDIARIES OF MODEM MEDIA . POPPE TYSON, INC.

                              as of March 10, 2000

                                                                         Percentage of
                                                                       Voting Securities
                                                                       Owned Directly or
                                                     Jurisdiction of     Indirectly by
     Subsidiary Name                                 Incorporation        Modem Media
     ---------------                                 ---------------   -----------------

     Modem Media, Inc. .............................    California            100%
     Modem Media Holdings LLC.......................    Delaware              100%
     Modem Media Holding Inc. ......................    Delaware              100%
     CentrPort, LLC.................................    Delaware             50.5%
     Modem Media . Poppe Tyson (Hong Kong) Limited..    Hong Kong             100%
     Modem Media Japan, KK..........................    Japan                 100%
     Modem Media (UK) Limited.......................    UK                    100%
     Modem Media Germany Holding GmbH...............    Germany               100%
     Modem Media MEx GmbH...........................    Germany               100%
     Modem Media France SAS.........................    France                100%
     Modem Media . Poppe Tyson, Inc. ...............    Canada                100%
     Modem Media Singapore Pte Ltd..................    Singapore             100%
     Modem Media . Poppe Tyson do Brasil Ltda.......    Brazil                100%